INFORMATION NETWORK RADIO, INC.

                        Form SB-2 Registration Statement

                   List of all Subsidiaries of the Registrant

Each of these subsidiaries of the Registrant is wholly-owned by the Registrant. Each of them does business under its name as organized:

AsiaOne Network, LLC, organized as a limited liability company in Delaware.

Personal Achievement Live, LLC, organized as a limited liability company in Delaware.

                                                                      EXHIBIT 21